SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004

COGNOS INCORPORATED
(Exact name of registrant as specified in its charter)

Canada
_______________________________________
(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9
_______________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440
_____________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 12.     Disclosure of Results of Operations and Financial Condition

        On June 23, 2004, Cognos Incorporated issued a press release announcing its financial results for the first quarter ended May 31, 2004. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

        Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein is deemed to be furnished and shall not be deemed to be filed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)
Dated: June 23, 2004	By: /s/ Tom Manley

Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 23, 2004

Investor Relations Contact: John Lawlor, Cognos 613-738-3503 john.lawlor@cognos.com

Media Relations Contact: Sean Reid, Cognos 613-738-1440 Ext. 3260 sean.reid@cognos.com

Cognos® Reports Record First Quarter Results

Earnings Growth of 62%; License Revenue Up 14%

Ottawa, Ontario & Burlington, Massachusetts, June 23, 2004 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars), the world leader in business intelligence (BI) and corporate performance management (CPM) solutions, today announced record results for the Company’s first quarter of fiscal year 2005, ended May 31, 2004. Revenue was $173.6 million, an increase of 15 percent from the first quarter of last fiscal year, when revenue was $150.6 million.

Net income for the first quarter of fiscal 2005 was $20.1 million, resulting in diluted earnings per share of $0.22. This is an increase of 62 percent compared with net income of $12.4 million and diluted earnings per share of $0.14 for the first quarter of last fiscal year.

Cognos ReportNet™ and Enterprise Planning both displayed strong momentum, driving overall license revenue growth of 14 percent in the quarter. License revenue reached $66.1 million, compared to $57.8 million in the same period last year.

Highlights of the Quarter

•	Eight contracts greater than $1 million

•	569 contracts greater than $50,000, an increase of 28 percent over the first quarter of last fiscal year; 91 contracts greater than $200,000, up 57 percent over last year

•	Strong customer and industry analyst response to corporate performance management, with growing customer adoption of the complete Cognos CPM solution

•	Major customer wins across all geographies and verticals, including Abbott Laboratories, Austrian Airlines, Avaya, DaimlerChrysler, Electrolux, Florida Power and Light, Goodyear, Princeton University, RiteAid, Singapore Airlines, U.S. Department of Defense, and U.S. Marine Corps.

“Cognos delivered an outstanding first quarter, with strong revenue growth, a significantly higher operating margin, and record profitability,” said Cognos President and Chief Executive Officer Rob Ashe. “Our sales pipeline is healthy and our sales force is energized. And with our strong management team and new product pipeline, we are confident we can continue to build on our current business momentum.

“Our vision remains clear and consistent, and is centered on customers, products, innovation and execution. With a strong product solution for our customers, a clear vision to build great relationships, and a focused team, we believe that the opportunity for Cognos has never been better.”

Cognos’ balance sheet continues to strengthen. Cash flow from operations was $33.1 million. As a result, the Company increased cash, cash equivalents, and short-term investments by $28.1 million to $416.4 million at the end of the first quarter.

Business Outlook

Management offers the following outlook for the second quarter of fiscal 2005, ending August 31, 2004:

•	Revenue is expected to be in the range of $180 million to $182 million;

•	Diluted earnings per share are expected to be in the range of $0.25 to $0.26.

Management offers the following outlook for the full fiscal year 2005, ending February 28, 2005:

•	Revenue is expected to be about $775 million;

•	Diluted earnings per share are expected to be about $1.22.

Cognos will host a Webcast and conference call to present results for its first quarter of fiscal year 2005 at 5:15 p.m. Eastern Time, today, June 23, 2004. The Webcast may be accessed at http://www.cognos.com/company/investor/events/fy05q1/index.html. The conference call may be accessed at 416-640-1907. A replay of the Webcast will also be available from the Company’s Web site, or, until July 7, 2004, by telephone at 416-640-1917, passcode 21052679#.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, the Company’s expectations concerning future revenues and earnings, product demand and growth opportunities; business outlook and business momentum; new product introductions and customer reaction and acceptance of the Cognos ReportNet product; the growth, strategic importance and acceptance of corporate performance management and business intelligence; business model and technology strategies and execution.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Company’s ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to compete in an intensely competitive market; the Company’s ability to select and implement appropriate business models and strategies; fluctuations in its quarterly and annual operating results based on historical patterns; currency fluctuations; tax rate fluctuations; the impact of global economic conditions on the Company’s business; unauthorized use of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; and the Company’s ability to identify, pursue, and complete acquisitions with desired business results; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Cognos may provide pro forma or non-GAAP measures as defined by SEC Regulation G to provide greater comparability regarding Cognos’ ongoing operating performance. If discussed, these measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”). These pro forma measures are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, if such pro forma or non-GAAP measures are provided, a reconciliation of the Cognos U.S. GAAP information to the pro forma information will be provided in the table attached. We will also make available on the investor relations page of our web site at www.cognos.com this press release, a replay of the Webcast, slides used in the Webcast, non-GAAP financial measures that may be discussed on the Webcast, as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management – achieved through the strategic application of business intelligence on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 22,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos, the Cognos logo, and ReportNet are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2004				FY2005

	Q1	Q2	Q3	Q4	Q1

Revenue Statistics ($000s)
Total License	57,801	62,234	72,551	93,542	66,070

Year-Over-Year Revenue Growth Statistics
Total License	16%	13%	17%	18%	14%

Geographic Distribution

Total Revenue ($000s)
Americas	90,117	96,168	96,079	114,564	104,831
Europe	47,043	47,459	58,838	74,701	54,989
Asia/Pacific	13,403	14,554	17,310	12,881	13,799

% of Total
Americas	60%	61%	56%	57%	60%
Europe	31%	30%	34%	37%	32%
Asia/Pacific	9%	9%	10%	6%	8%

Year-Over-Year Revenue Growth - Total
Americas	14%	19%	14%	20%	16%
Europe	40%	21%	34%	32%	17%
Asia/Pacific	79%	60%	67%	10%	3%

Pro Forma Year-Over-Year Revenue Growth - In Local Currency
Americas	13%	18%	12%	17%	15%
Europe	16%	9%	16%	14%	7%
Asia/Pacific	61%	46%	42%	-8%	-9%

Pro Forma Year-Over-Year Revenue Growth - Due to Foreign Currency
Americas	1%	1%	2%	3%	1%
Europe	24%	12%	18%	18%	10%
Asia/Pacific	18%	14%	25%	18%	12%

New vs Existing License Revenue - % of Total
New	30%	32%	33%	31%	31%
Existing	70%	68%	67%	69%	69%

Channel — License Revenue - % of Total
Direct	71%	69%	70%	80%	73%
Third Party	29%	31%	30%	20%	27%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	263,896	284,442	320,895	388,241	416,362
Days sales outstanding	63	62	62	68	55
Total employees	3,016	3,011	3,001	2,966	3,027

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three months ended May 31,
	2004	2003

Revenue
Product license	$ 66,070	$ 57,801
Product support	74,787	64,127
Services	32,762	28,635

Total revenue	173,619	150,563

Cost of revenue
Cost of product license	621	1,111
Cost of product support	7,175	6,855
Cost of services	25,475	20,859

Total cost of revenue	33,271	28,825

Gross margin	140,348	121,738

Operating expenses
Selling, general, and administrative	90,509	80,238
Research and development	24,325	23,294
Amortization of intangible assets	1,372	2,105

Total operating expenses	116,206	105,637

Operating income	24,142	16,101
Interest expense	(71)	(171)
Interest income	1,404	1,044

Income before taxes	25,475	16,974
Income tax provision	5,350	4,583

Net income	$ 20,125	$ 12,391

Net income per share
Basic	$0.22	$0.14

Diluted	$0.22	$0.14

Weighted average number of shares (000s)
Basic	90,091	88,527

Diluted	92,692	90,924

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	May 31, 2004	February 29, 2004

Assets	(Unaudited)
Current assets
Cash and cash equivalents	$327,441	$224,830
Short-term investments	88,921	163,411
Accounts receivable	106,431	152,859
Prepaid expenses and other current assets	15,601	16,668
Deferred tax assets	2,032	2,445

	540,426	560,213
Fixed assets	68,171	71,292
Intangible assets	22,341	23,643
Goodwill	172,323	172,323

	$803,261	$827,471

Liabilities
Current liabilities
Accounts payable	$ 23,573	$ 30,698
Accrued charges	22,087	25,483
Salaries, commissions, and related items	43,360	59,903
Income taxes payable	3,550	5,875
Deferred revenue	164,620	178,752

	257,190	300,711
Deferred income taxes	18,514	18,098

	275,704	318,809

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (May 31, 2004 - 90,238,463; February 29, 2004 - 89,902,895)	216,146	206,499
Treasury shares (May 31, 2004 - 40,375; February 29, 2004 - 43,500)	(980)	(1,065)
Deferred stock-based compensation	(650)	(730)
Retained earnings	316,197	305,399
Accumulated other comprehensive loss	(3,156)	(1,441)

	527,557	508,662

	$803,261	$827,471

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three months ended May 31,

	2004	2003

Cash flows from operating activities
Net income	$ 20,125	$ 12,391
Non-cash items
Depreciation and amortization	6,498	7,148
Amortization of deferred stock-based compensation	185	169
Amortization of other deferred compensation	7	62
Deferred income taxes	1,016	(2,954)
Loss on disposal of fixed assets	1	454

	27,832	17,270
Change in non-cash working capital
Decrease in accounts receivable	44,933	37,006
Decrease (increase) in prepaid expenses and other current assets	870	(3,088)
Decrease in accounts payable	(6,967)	(8,625)
Decrease in accrued charges	(3,195)	(5,809)
Decrease in salaries, commissions, and related items	(15,743)	(15,793)
Decrease in income taxes payable	(2,092)	(138)
Decrease in deferred revenue	(12,549)	(10,282)

Net cash provided by operating activities	33,089	10,541

Cash flows from investing activities
Maturity of short-term investments	145,593	63,752
Purchase of short-term investments	(71,395)	(44,700)
Additions to fixed assets	(3,073)	(6,409)
Additions to intangible assets	(69)	(321)
Business acquisitions	—	(108)

Net cash provided by investing activities	71,056	12,214

Cash flows from financing activities
Issue of common shares	10,289	12,466
Purchase of treasury shares	—	(564)
Repurchase of shares	(9,989)	—
Decrease in long-term debt and long-term liabilities	—	(1,697)

Net cash provided by financing activities	300	10,205

Effect of exchange rate changes on cash	(1,834)	5,122

Net increase in cash and cash equivalents	102,611	38,082
Cash and cash equivalents, beginning of period	224,830	162,588

Cash and cash equivalents, end of period	327,441	200,670
Short-term investments, end of period	88,921	63,226

Cash, cash equivalents, and short-term investments, end of period	$416,362	$263,896